EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 23, 2013, relating to the consolidated financial statements of S&W Seed Company included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the Securities and Exchange Commission on September 30, 2013.

/s/ M&K CPAS, PLLC

Houston, Texas
October 16, 2013